Exhibit (99.1)

Media Contact:
Christopher Veronda +1 585-724-2622, christopher.veronda@kodak.com

Investor Contact:
David Bullwinkle +1 585-724-4053, shareholderservices@kodak.com

John N. McMullen Named Kodak Chief Financial Officer

ROCHESTER, N.Y., May 22 – John N. McMullen has been named Executive Vice President and Chief Financial Officer of Kodak (NYSE: KODK), effective June 15, 2014.  The Board of Directors has elected McMullen a corporate officer of Kodak, and he will become a member of the company’s Executive Council. McMullen will report to Kodak Chief Executive Officer Jeff Clarke.

McMullen, 55, will be responsible for Kodak’s financial strategy and all functions within Kodak’s Finance organization.

“John is an accomplished executive, recognized for his substantial financial and strategic expertise and deep knowledge of the commercial imaging and printing industries,” said Jeff Clarke.  “He joins Kodak at an exciting time when we are cultivating many growth opportunities from across our worldwide product portfolio, while leveraging our strengths, such as our balance sheet, technology and brand. Having worked for many years with John in dynamic and complex situations, I know how effective he is at cutting through challenges and achieving excellent outcomes -- and doing so at high speed.”

McMullen held a series of senior financial roles during a 32-year career with HP and its predecessor companies, Compaq Computer and Digital Equipment Corporation.  His positions included Senior Vice President of Finance and Corporate Treasurer of HP, Chief Financial Officer of HP’s Imaging and Printing Group, Vice President of Finance and Strategy for Compaq’s Worldwide Sales and Services Group, Compaq’s Director of Investor Relations, and Controller of DEC’s Worldwide Products Division.

Since 2011, McMullen also has been a member of the Board of Directors and Audit Committee Chair of Vocera Communications, where he has played an active role in helping the company to transition and scale its finance team and control environment, especially from the time Vocera went public in March of 2012.

McMullen earned a B.A. in Finance with a concentration in Accounting from University of Massachusetts in 1981.

He succeeds Rebecca A. Roof who has, since September 2012, served as Kodak’s interim Chief Financial Officer while remaining a Managing Director of AlixPartners LLP, which advised the company during its complex and successful Chapter 11 reorganization.

About Kodak

Kodak is a technology company focused on imaging for business. We provide innovative hardware, software, consumables and services to customers in graphic communications, packaging and functional printing. We also serve entertainment and commercial films markets. With our world-class R&D organization and extensive product portfolio, Kodak is helping customers around the globe to grow their own businesses in a sustainable way. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document, which includes any exhibits or appendices attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the headings “Business,” “Risk Factors,” and/or “Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to achieve the financial and operational results contained in our business plans; the ability of the Company to discontinue or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; our ability to obtain additional financing if and as needed; any potential adverse effects of the Chapter 11 proceedings on the Company's brand or business prospects; the Company's ability to fund continued investments, capital needs, restructuring payments and service its debt; changes in foreign currency exchange rates; the resolution of claims against the Company; our ability to attract and retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

2014